STATE OF TEXAS:

COUNTY OF HARRIS:



                                 LEASE AGREEMENT



          By this office lease agreement Landlord hereby leases to Tenant and Tenant leases from Landlord, upon the terms and conditions herein contained, the Leased Premises described below, and Landlord and Tenant, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, agree as follows:

ARTICLE  1.  PARTIES

          The parties to this agreement are:

          1.1 I CYPRESSWOOD BUILDING, ("Landlord"), whose address for all purposes herein is: 9950 Cypresswood, Suite 200, Houston, Texas 77070

          1.2 STB SYSTEMS, INC., A TEXAS CORPORATION, ("Tenant"), whose address for all purposes herein is: 9950 Cypresswood Drive, Suite 110, Houston, Texas 77070

ARTICLE  2.  LEASED PREMISES

          2.1  Landlord leases to Tenant and Tenant leases from Landlord
approximately   2,290   square feet of rentable office space ("Tenant's
Rentable Area"), located on the  1st   floor of the building located at 9950
Cypresswood Dr., Houston, Harris County, Texas, (Leased Premises). A legal description of the property on which the Building is located is attached heretoas Exhibit A. A floor plan of the Leased Premises is attached hereto as Exhibit B.

          2.2 Landlord shall have sole control over the parking of automobiles and other vehicles and shall have the right to designate and restrict parking and building service areas.

          2.3 At the request and expense of Landlord, Tenant may be relocated to other space of equal or larger size within the building BUT ONLY UPON WRITTEN CONSENT BY TENANT. In the event of such relocation this Lease agreement shall continue in effect with no change in the terms or conditions but with the new location substituted in Article 2, Section 2.1 hereof. Landlord shall pay the reasonable expenses of moving and reconstruction of all improvements.

ARTICLE 3.  TERM

          3.1  This lease agreement shall be for  36  months  ( beginning on
 May 15, 1996  ("Commencement Date"), and ending at 11:59 p. m. on   May 14,
1999 unless terminated earlier by another provision of this lease agreement ("Primary Term"). ESTIMATED OCCUPANCY DATE IS MAY 6, 1996. (TWO WEEKS FOLLOWING LEASE EXECUTION)

          3.2 Notwithstanding the dates specified for the Primary Term, if Landlord, for any reason other than delay caused by Tenant, cannot deliver possession of the Leased Premises to Tenant on the above date, this lease agreement shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the term of this lease agreement be extended by such delay, but in that event there shall be an abatement of rent covering the period between the beginning of the term and the date that Landlord can deliver possession. PROVIDED TENANT HAS GIVEN LANDLORD ALL REQUIRED IMPROVEMENTS PRIOR TO 4-20-96. IN THE EVENT LANDLORD IS UNABLE TO DELIVER POSSESSION OF THE LEASED PREMISES TO TENANT BY JULY 1, 1996, TENANT SHALL HAVE THE OPTION FOR THIRTY DAYS THEREAFTER TO TERMINATE THIS LEASE AGREEMENT EFFECTICE MAY 6, 1996 BY GIVING LANDLORD WRITTEN NOTICE OF TENANT'S ELECTION TO TERMINATE.

          3.3 Landlord and Tenant have agreed to a schedule of work to be performed on the Leased Premises by Landlord (the Workletter) attached to this lease agreement as Exhibit C. Landlord will use best efforts to have the Leased premises substantially completed by the commencement date, but Landlord's obligations to do so are contingent upon Tenant's furnishing information and completing work which Tenant has agreed to provide within the time agreed upon in the workletter.

          3.4 If the Leased premises are not ready for occupancy by the Commencement Date, and if the delay is due to Landlord's failure to complete work required of Landlord under the terms of the Workletter, abatement of rent shall be Tenant's sole and only remedy at law or in equity and shall constitute full settlement of all claims that Tenant might otherwise have against landlord by reason of the leased premises not being ready for occupancy on the commencement date. At landlord's option the lease agreement expiration may be extended so as to give effect to the full term of the this lease agreement as stated in Article 3, section 3.1 hereof.

          3.5 Upon occupancy Tenant shall execute and deliver to Landlord upon demand a letter accepting the Leased Premises and acknowledging possession of the Leased Premises.

          3.6 Should the Primary Term commence on a day other than the first day of a calendar month, then the rental for any partial month during the term hereof shall be prorated upon a daily basis.

          3.7 Should Tenant or any of Tenant's successors in interest vacate or hold over (see Article 24.) on leased premises, Tenant is required to notify Landlord thirty (30) days in advance.

ARTICLE 4.  RENT

          4.1 For the term of this lease, Tenant shall pay to Landlord without deduction or offset at such place as Landlord designates, the sum of NINETY TWO THOUSAND SEVEN HUNDRED AND FORTY FIVE DOLLARS AND 00/100 ($92,745.00) payable in monthly installments of $2,576.25 , (Base Rent).

          4.2  Landlord hereby acknowledges payment by Tenant of the sum of
TWO THOUSAND FIVE HUNDRED SEVENTY SIXY DOLLARS AND 25/100    ($ 2,576.25
)REpresenting payment of rental through the first calendar month of this lease agreement. The next installment of rent shall be due and payable on JUNE 1, 1996 .

          4.3 Each monthly installment shall be payable on the first day of each month. Any installments of rent or other sums due by Tenant shall bear interest at the maximum non-usurious rate of interest from the date due until the date paid. Any payment not made WITHIN FIVE (5) BUSINESS DAYS OF when due shall be accompanied by a late charge equal to ten percent (10%) of the amount of the payment due.

          4.4 In addition to the foregoing rental, Tenant shall pay to Landlord as additional rental all agreed upon charges for any services, goods, or materials furnished to Tenant by Landlord at Tenant's request which are not required to be furnished by Landlord under this lease agreement. Payment shall be made within FIFTEEN (15) days after Landlord renders a statement therefor to Tenant.

ARTICLE 5.  SECURITY DEPOSIT

          Tenant has paid landlord $ 2,576.25       as a deposit ("Security
Deposit") Upon Tenants default or non compliance with any term or provisions hereof, without prejudice to any other remedy,Landlord may use all or part of the Security Deposit to make good any arrears of rent and any other damage,injury expense or liability caused to Landlord by Tenant's default or non compliance with this lease agreement. Upon demand, Tenant shall deposit with landlord such additional amount as may be required to increase the remaining amount of the security deposit, if any to the original amount thereof. The Security Deposit shall not bear interest or be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant.

ARTICLE 6.  RENTAL ESCALATION AFTER OCCUPANCY

          6.1  The base operating expense shall be $5.50 per square foot.

          6.2 For purposes of determining rental escalation, the term "lease year" shall mean the calendar year.

          6.3 All operating expenses shall be determined in accordance with generally accepted accounting principles, consistently applied, and as used herein, the term "operating expenses" shall mean all expenses, costs, and disbursements (but not replacement of capital investment items) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the

Building and parking facilities including, but not limited to the following:

          (a) Wages and salaries of all employees engaged in opera- tion and maintenance of the Building; employer's F.I.C.A. taxes, unemploy- ment taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance and pension or retirement benefits for such employees.

          (b) All supplies and materials used in operation and main- tenance of the Building and equipment.

          (c) All public utilities including, but not limited to, water, sewer, electricity, gas, and all expenses of heating, lighting, air-conditioning, and ventilating excluding those billed directly to tenants.

          (d) All janitorial service, maintenance, and service agreements on equipment, landscape maintenance, security service, window cleaning, and elevator maintenance.

          (e) Premiums and other charges for casualty, rental abatement, and liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

          (f) All taxes and assessments and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created, and any other taxes and assessments attributable to the Building or its operation excluding, however, federal and state taxes on income.

          (g) Repairs, general maintenance, and alterations to the Building (excluding alterations attributable solely to tenants of the Building other than Tenant).

          (h) A reasonable amortization charge for any capital expenditure incurred to affect a reduction in the operating expenses of the Building or as may be required by governmental authority. Landlord will provide such documentation to justify such capital expenditure as Tenant may reasonably require.

          (i)  A reasonable management fee for the operation of the Building.

          (j) Legal and accounting fees and expenses incurred directly in connection with the managing, operating and maintaining the Building and parking facilities.

          The total of such expenses shall be divided by the total rentable area of the Building to arrive at the operating expense per square foot for that calendar year ("Current Operating Expense").

          6.4 Rental escalation shall occur in any month in which the Current Operating Expense exceeds the Base Operating Expense. The amount of rental escalation to be paid by Tenant shall be the amount of such excess multiplied by the number of square feet in Tenant's Rentable Area.

In addition to the payment of Base Rent, Tenant shall pay monthly in advance, as additional rent, the rental escalation for the current month as estimated by Landlord.

          6.5 Within ninety (90) days after the close of each calendar year, Landlord shall give written notice to Tenant, which notice shall also contain or be accompanied by a computation of (a) Current Operating Expense for the year allocated proportionately to Tenant's Rentable Area, (b) the excess (if any) of such allocated Current Operating Expense over Base Operating Expense for the year, (c) an accounting for rental escalation paid by Tenant during that calendar year, and (d) the amount of additional rental escalation due by Tenant to Landlord or the amount of overpayment made by Tenant to Landlord as the case may be. If additional monies are due by Tenant to Landlord, such monies shall be paid within thirty (30) days of such accounting. If monies are due by Landlord to Tenant, such monies shall be paid within thirty (30) days of such accounting. If this lease agreement commences or terminates at any time other than the first day of a calendar year, Tenant's share shall be prorated according to the number of days of the lease term during the commencement or termination year as the case may be.

          At Tenant's expense, Tenant shall have the right at all reasonable times to audit Landlord's books and records relating to this lease agreement and to examine Landlord's operating expenses at the Building for any year for which additional rental payments are due.

ARTICLE 7.  IMPROVEMENTS

          7.1 Landlord shall install in the leased premises building standard improvements. Landlord's improvements shall be of the type, quality or capacity specified in the plans and specifications for the building. All improvements designated herein shall be the property of Landlord during the term of this lease agreement and shall remain the property of Landlord upon termination of this Lease Agreement.

          7.2 Landlord shall pay for architectural drawings, plans and specifications and shall pay the cost of building standard improvements UP TO $5.50 PER SQUARE FOOT. Tenant shall pay for all improvements over and above building standard improvements due and payable prior to construction. ESTIMATED OVER STANDARD ITEMS ARE $700.00.

          7.3 Landlord will provide preliminary floor plans which include the Leased Premises and will assist tenant in preparing working drawings setting out the improvements to be installed in the Leased premises. Upon final approval of floor layout plan by tenant and before proceeding with the work, landlord will submit to tenant an estimate of the cost on any worked based on the approved floor layout plan, if any, which is over and above that portion of improvements to be installed by Landlord and will obtain Tenant's written request that such work be done. Tenant shall pay landlord, upon initiation of work, the full estimated cost of such improve- ments over and above the portion thereof which Landlord is required to pay for plus an additional 15% for overhead and supervision. Upon completion of the improvements, Tenant shall pay the additional cost or Landlord shall
refund the overpayment to Tenant.   All alterations, additions or improve-
ments upon the leased premises including partitions, made by either party, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises upon the expiration of this lease agreement without disturbance or injury.

          7.4 Tenant shall not install, maintain or display any sign, symbol, or identifying mark in or on the building or that may be visible from the outside of the building without the prior written approval of Landlord.

ARTICLE 8. USE

          8.1 The Leased Premises shall be used and occupied for the purposes of ordinary general office use and for no other use without Landlord's prior written consent.

          8.2 Tenant's occupancy of the Leased premises shall be conclusive acknowledgement by Tenant that the Leased Premises are then in good state of repair and in the condition called for under this lease agreement.

          8.3 Tenant shall comply promptly with all federal, state, county, municipal, and other laws, statutes, ordinances, rules, regulations, orders, and requirements regulating the use ,condition or occupancy by Tenant of the leased premises.

          8.4 Tenant shall not use or permit the use of the Leased Premises in any manner which will tend to create waste or any nuisance or will tend to interfere with, annoy, or disturb Landlord in Landlord's management or any Tenant, sublessee, or other occupant of the Building. Tenant agrees to comply with all reasonable rules and regulations that Landlord may adopt from time to time for the operation, protection, and welfare of the Building its facilities, and its occupants and visitors.

The present rules and regulations are attached as Exhibit D. Any future rules and regulations shall become a part of this lease agreement upon delivery of a copy to Tenant in accordance with the notice provisions of this lease agreement. Landlord shall not have any liability to Tenant for any failure of any other tenant(s) of the Building to comply with such rules and regulations. In the event of a conflict between the provisions of this lease agreement and any such rules and regulations, the provisions of this lease agreement shall take priority.

          8.5 Tenant shall not do or permit to be done anything which would cause Landlord's fire and extended coverage insurance to be canceled or the rate increased. If Landlord's rates are increased because of Tenant's activities, Tenant shall pay the difference.

ARTICLE 9.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

          9.1 Tenant shall not make any alterations, additions, or improvements to the Leased Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Land-lord approved floor plan configuration will be acceptable at termination of lease. No safes or fireproof file cabinets may be installed without Landlord's prior written consent and the payment of any costs required for structural reinforcing. Notwithstanding any other provisions of paragraph 9.1, Tenant shall have the right at all times to erect or install other furniture and fixtures provided that Tenant complies with all applicable governmental laws, ordinances, and regulations and the attached work letter. If Tenant is not then in default upon the termination of this lease agreement, Tenant shall have the right to remove such items provided that Tenant shall pay for the cost to repair any damage caused by such removal.

          If Landlord gives such prior consent, such work shall be performed at Tenant's expense by workmen or contractors of Landlord or by workmen or contractors of Tenant who shall have been approved in advance by Landlord, and shall be performed in such a manner and upon such terms, conditions and times satisfactory to and approved in advance in writing by Landlord. In any instance where Landlord grants such consent, it shall be contingent and conditioned upon Tenant and those contractors, laborers, materialmen, and others furnishing labor or materials for Tenant working in harmony and not interfering with Landlord or with contractors, laborers, materialmen, or others furnishing labor or materials to Landlord or to any other tenant. The consent granted by Landlord to Tenant may be withdrawn immediately and without notice of any kind if any one or more persons furnishing labor or materials for Tenant shall cause any disharmony with or shall interfere with such other persons.

          9.2 Tenant may remove Tenant's trade fixtures, office supplies, and movable furniture and equipment not attached to the Leased Premises including, but not limited to Tenant's security system, provided tenant promptly repairs all damage caused by such removal prior to the termination of the term of this lease agreement. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling, or other wall covering) and any other article attached or affixed to the floor, wall, EXCEPT FOR TENANT'S TELEPHONE SYSTEM, or ceiling of the lease agreement Leased Premises shall become the property of Landlord at Land- lord's option, and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this lease agreement, Tenant hereby waiving all rights to any payment or compensation there- for. If however, Landlord so requests in writing Tenant shall prior to termination of this Lease Agreement, remove any and all such alterations, additions, fixtures, equipment and property placed or installed by tenant in the leased premises and repair any damages caused by such removal.

          9.3 Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished Tenant at the Leased Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Leased Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days written notice prior to the commencement of any work in or on the Leased Premises, and Tenant, at Landlord's request, shall furnish Landlord with recordable waivers of liens from all persons performing work or furnishing materials or supplies to the Leased Premises.

ARTICLE 10. TAXES ON TENANT'S PROPERTY

          Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, or fixtures placed by Tenant in the Leased Premises, and Landlord pays taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

ARTICLE 11. LANDLORD'S LIEN

          11.1 In addition to any statutory landlord's lien, landlord shall have at all times, a valid security interest SUBORDINATE TO ANY LIEN HELD BY A LENDER OF TENANT FOR PURCHASE MONEY FINANCING OR OTHERWISE OF TENANT'S PERSONAL PROPERTY LOCATED ON THE LEASED PREMISES. to secure payment of all rentals and other sums of money becoming due here under from Tenant, and to secure payment of any damages or loss which landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improve-ments, and other personal property of Tenant presently or which may hereafter be situated on the Lease Premises, and all proceeds therefrom, and such property shall not be removed without the consent of the Landlord until all arrearage in rent as well as any and all other sums of money then due and to be due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.

          11.2 Under the occurrence of an event of default by Tenant, Landlord may,in addition to any other remedies provided herein, after giving reasonable notice of the intent to take possession and giving opportunity for a hearing thereon, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture improvements, and other personal property of Tenant situated on the Leased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or the assigns of Landlord may purchase unless otherwise prohibited by law.

          11.3 Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the require-ment of reasonable notice shall be met if such notice is given at least five
(5) days before the time of sale.

          11.4 The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this article. Any surplus shall be paid to tenant or as otherwise required by law and Tenant shall pay any deficiencies forthwith.

          11.5 Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas PROVIDED TENANTS LENDER GIVES CONSENT AND THE LIEN IS SUBORDINATE TO THE EXISTING LIEN OF SAID LENDER. The security interest herein granted is addition and supplementary to the statutory lien for rent.

ARTICLE 12. MAINTENANCE AND SURRENDER

          12.1 Except as otherwise provided herein, Landlord shall provide for the cleaning and maintenance of all common areas of the Building, but shall not be required to make any improvements or repairs of any kind to the Leased Premises except as provided on Exhibit "C" attached hereto,or as necessary repairs to the walls, roof, parking areas, capital equipment and structural elements of the Building; provided, however, that if such repairs are necessitated by the acts or omissions of Tenant, or by the agents, employees, customers, invitees, or visitors of Tenant, then Tenant shall bear the cost of such repairs and shall pay Landlord the full cost thereof plus an additional fifteen percent (15%) for overhead and supervision.

          12.2 So long as Tenant is not in default hereunder, Landlord shall furnish the Leased Premises during reasonable and usual business hours the following services:

     (a) Air-conditioning as reasonably required for comfortable use in occupancy under normal business office operations from 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays except for holidays. Air-conditioning during other hours on such days and on Sundays and legal holidays shall be subject to additional charges. The cost of $25.00 per hour shall be paid by Tenant to Landlord. Whenever machines or equipment which generate unusual heat are used in the Leased Premises and affect temperature otherwise maintained by the Building air-conditioning system, Landlord reserves the right to install supple- mentary air-conditioning units in the Leased Premises and the cost thereof plus fifteen percent (15%) for overhead and supervision. Tenant shall also pay for the cost of operation and maintenance thereof. Such charges shall be paid within ten (10) days of billing, and all requests for additional service must be in writing and given to Landlord twenty-four (24) hours in advance.

          (b) Electricity as required for light fixtures installed by Landlord, and electricity as required for incidental office use such as typewriters, calculating machines, and machines of similar low electrical consumption during normal business office operations. Landlord shall have the right to meter and to charge for excessive consumption.

          (c) Hot and cold water for drinking, levorotary, and toilet purposes at those points of supply provided for the general use of all tenants of the Building.

          (d) Janitor service in and about Leased Premises five (5) days per week and such window washing; provided, however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements. A schedule of janitorial services to be provided by Landlord is attached hereto and designated as Exhibit E, reference to which is here made for all purposes.

          (e)  Passenger elevators, subject to building rules and regulations.

          (f) Draperies or other type coverings of exterior windows as determined by Landlord. Landlord reserves the right to install, main- tain, and operate uniform window coverings in all windows, either exterior or interior.

          (g) Maintenance of building standard lighting fixtures furnished by Landlord and replacement of ballasts and defective lamps and incandescent bulb replacement in all public areas.


          (h) Daily maintenance service in and about public areas, five (5) days a week, as determined by Landlord.

          (i)  Men's and women's restrooms on each floor of the Building.

     12.3 Tenant shall pay to Landlord, monthly as billed, such charges as may be metered separately or as Landlord's engineer may compute for any electric or other utility service utilized by Tenant for extra lighting or other electrical service not standard for the Building or for computers, data processing equipment, or other electrical equipment with power requirements of more than .25 kilowatts per hour at rated capacity or a voltage other than 120 volts single phase.

          12.4 No interruption or malfunction of any such services beyond the reasonable control of Landlord shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rent) or grant Tenant any right of setoff or recoupment. However, in the event of any such interruption, Landlord shall use reasonable diligence to restore such service.

          12.5 Notwithstanding any provision hereof to the contrary, to the extent that any laws, ordinances or governmental rules and regulations by their terms purport to set standards for heating and cooling tempera- tures or for energy consumption, or to supersede or override contractual rights and obligations, they shall take precedence over and shall limit Landlord's obligations hereunder.

          12.6 Tenant shall maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense, and Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises. At Tenant's expense, and with prior Tenant written approval Landlord may repair or replace any damage done to the Leased Premises, normal wear and tear excepted, caused by Tenant, Tenant's agents, employees, licensees, invitees, or visitors and Tenant shall pay to Landlord on demand the cost thereof plus fifteen per cent (15%) for overhead and supervision.

          12.7 If Tenant fails to pay promptly any installment of rent or additional rent as same becomes due as herein provided, Landlord, upon not less than (10) ten days notice, may discontinue furnishing all or any part of the services described in this article, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of Leased Premises or render Landlord liable for damages.

          12.8 Tenant shall, throughout the lease term, preserve the Leased Premises and keep the same free from waste or nuisance, and at the termination of this lease agreement shall deliver up the Leased Premises in a clean and sanitary condition in good repair and condition, reasonable wear and tear, and damage by fire, tornado, or other casualty excepted.
Reasonable wear and tear is defined in "Exhibit F" attached hereto. In the event Tenant should neglect to reasonably maintain the Leased Premises, Landlord shall have the right, but not the obligation to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Tenant as additional rental on demand.

ARTICLE 13.  DAMAGE, DESTRUCTION, AND CONDEMNATION

          13.1 If all or a substantial portion of the Leased Premises or of the Building shall be damaged or destroyed by fire, hurricane, tornado, or other casualty, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises and the Building to substantially the same condition as existed immediately prior to such damage or destruction. Landlord shall give Tenant notice of such election within sixty (60) days from the date of such damage or destruction.

          13.2 In any of the aforesaid circumstances, rental shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of Tenant's business. If this lease agreement is terminated, Landlord shall refund to Tenant the unaccrued prepaid rent less any sum then owed to Landlord by Tenant. If Landlord has elected to repair and reconstruct the Leased Premises, then the Lease term shall be extended by a period of time equal to the period of such repair and reconstruction. HOWEVER, IF THE LEASED PREMISES IS NOT AVAILABLE TO BE RE-OCCUPIED BY TENANT WITHIN 180 DAYS OF

THE NOTICE OF SUCH ELECTION BY LANDLORD, THE REMAINING TERM OF THE LEASE AGREEMENT WILL BE TERMINATED EFFECTIVE AS OF THE DATE OF THE CASUALTY.

          13.3 If during the term of this lease agreement (including any extension or renewal) all or a portion of the Leased Premises should be taken for any public or quasipublic use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, at the option of Landlord, this lease agreement shall terminate and the rent shall be abated during the unexpired portion of this lease agreement, effective as of the date of the taking of said Leased Premises by the condemning authority. Landlord shall receive the entire award from any such taking, and Tenant shall have no claim thereto, or for the value of any unexpired term of this Lease Agreement.

          13.4 Landlord and the agents and representatives of Landlord shall have the right to enter into and upon any and all parts of the Leased Premises at all reasonable hours (a) to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (b) to show the Leased Premises to prospective tenants, purchasers, or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

ARTICLE 14.  INDEMNITY

          14.1 Except as to injury, death or property damage resulting from the negligence of Landlord for which Landlord is legally liable, Tenant shall indemnify and save Landlord harmless from all claims (including costs and expenses of defending against such claims) (a) TO THE EXTENT arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees or contractors or (b) TO THE EXTENT resulting from any injury to any person or damage to the property of any person occurring in the Leased Premises. Tenant shall use and occupy the Leased Premises and other facilities of the Building and parking facilities at Tenant's own risk and hereby releases Landlord and Landlord's agents and employees, from all claims for any damage or injury to the full extent permitted by law.

          14.2 If either Landlord or Tenant sustains a loss by reason of fire or other casualty which is a type of risk covered by such party's fire and extended coverage insurance policy and such fire or casualty is caused in whole or in part by acts or omissions of the other party or the agents, servants or employees of such other party, then, to the extent that the party sustaining such loss is compensated for such loss by insurance proceeds, such party shall have no right of recovery against the other party or agents, servants or employees of the other party, and no third party shall have any right of recovery by way of subrogation or assignment or otherwise.

          14.3 Landlord shall not be responsible or liable to Tenant, or to the employees, agents, customers, or invitees of Tenant for bodily injury (fatal or nonfatal) or property damage occasioned by the acts or omissions of any other tenant or of another tenant's employees, agents, contractors, customers, or invitees.

ARTICLE 15.  ASSIGNMENT AND SUBLEASE

          15.1 Tenant shall not have the right except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, to assign this lease agreement or any interest herein, or to sublet the Leased Premises or any portion thereof. If such consent shall be granted, each assignee must assume in writing all of Tenant's obligations under this lease agreement and Tenant shall remain liable for each and every obligation under this lease agreement.

          15.2 If Tenant desires to assign this lease agreement or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least FORTY-FIVE (45) days prior to the date Tenant desires to make such assignment or sublease. Landlord shall have fifteen
(15) days following receipt of such notice to notify Tenant in writing that Landlord elects either to permit Tenant to assign or sublet such space, subject, however, to Landlord's written approval of the designated assignee or sublessee (but no other), or to refuse to consent to Tenant's assignment or subleasing such space and to continue this lease agreement in full force and effect as to the entire Lease Premises.If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have refused to give such consent. If Landlord consents to an assignment or sublease such assignee must enter into a lease agreement with Landlord and accept the terms hereof and undertake joint and several liability with Tenant. Tenant will remain jointly and severally liable along with each permitted assignee or sublessee and Landlord shall be permitted to enforce the provisions hereof directly against Tenant without proceeding in any way against any other person.

          15.3 If the rent to be payable by a sublessee under any such permitted sublease exceeds the rental payable under this lease agreement, then Tenant shall pay Landlord one hundred percent (100%) all such excess rental and other consideration received by Tenant within ten (10) days following receipt thereof by Tenant.

          15.4 Whenever Landlord consents to any assignment, sublease or other transfer, Landlord may require Tenant to pay Landlord a reasonable sum as attorneys' fees incurred as a result of such action and may require such sublessee or assignee to pay Landlord a reasonable sum for Landlords assistance in moving the sublessee or assignee in and out of the Leased Premises and the building, but Landlord shall not be obligated to provide such assistance.

          15.5 Landlord is expressly given the right to assign any or all of Landlord's interest, rights, or obligations under the terms of this lease agreement.

ARTICLE 16.  LANDLORD'S INSURANCE

          Landlord shall pay for and maintain a policy or policies of insurance insuring the Building against loss or damage by fire, explosion, or other hazard and contingencies for the full replacement value thereof; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies of Tenant or any additional improvements which Tenant may construct within the Leased Premises. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in extra-hazardous exposure, then upon receipt of appropriate premium invoices Tenant shall reimburse Landlord on demand for such increases in such premiums.

ARTICLE 17.  TENANT'S INSURANCE

          17.1 At Tenant's sole cost and expense, Tenant shall maintain comprehensive general liability insurance including, but not limited to, personal injury coverage and Tenant shall provide Landlord with a Certificate of Insurance evidencing minimum protection of not less than $1,000,000 in the event of bodily injury or death to any number of persons in any one occurrence, and with limits of not less than $100,000 for property damage in any one occurrence, and such policies shall name Landlord as an additional insured.

          17.2 At Tenant's sole cost and expense, Tenant shall insure Tenant's personal property for such amounts and coverage as Tenant may elect, and except as otherwise provided herein, Landlord shall have no obligation to insure any of Tenant's personal property.

ARTICLE 18.  WAIVER OF SUBROGATION RIGHTS

          Tenant and Landlord hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective insurance policies, including any extended coverage and endorsements thereto; provided however, that this article shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant.

ARTICLE 19.  DEFAULT

          Each of following events shall be deemed to be Events of Default by Tenant under this lease agreement:

               (a) Tenant shall fail to pay WITHIN FIVE (5) DAYS OF WHEN DUE any installment of the rent hereby reserved or any other sum of money due to Landlord pursuant hereto.

               (b) Payment of rent due on a first day of a month shall not have been received by Landlord on or before the tenth day of that month.

               (c) Payment of any other sum shall not have been RECEIVED by Landlord on or before FIFTEEN(15) DAYS following billing by Landlord.

               (d) Tenant shall fail to comply with any term, provision, or covenant of this lease agreement, other than the payment of rent, and shall not cure that failure within ten (10) days after written notice thereof to Tenant.

               (e) Tenant shall make an assignment for the benefit of creditors.

               (f) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof or Tenant shall be adjudged to be bankrupt or insolvent in proceedings filed by or against Tenant thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

               (g) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and that receivership shall not be terminated or stayed within six (6) months.

               (h) Tenant shall desert the Leased Premises for a period of thirty (30) or more days.

ARTICLE 20.  WAIVER OF DEFAULT

          No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this lease agreement shall be deemed to be waiver of any other breach of the same or any other term, condition, or covenant contained herein.

ARTICLE 21.  REMEDIES

          21.1  Upon the occurrence of any event of default specified in
Article 19, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, not specifi-cally provided for herein:

               (a) Terminate this lease agreement, in which event Tenant shall immediately surrender the Leased Premised to Landlord, and if Tenant fails to do so, then without prejudice to any other remedy which Landlord may have for possession or arrearage in rent, Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant. Provided such action is in accordance with the applicable Texas law, this may be done, by self help if necessary, without Landlord being liable for prosecution or any claim of damages therefor and Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason or such termination, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

               (b) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Lease Premises or any part thereof, by self help if necessary, provided such action is in accordance with the applicable Texas law, without being liable for prosecution or any claim for damages, and if Landlord so elects, relet the Leased Premises on such terms as Landlord shall deem advisable and receive the rent therefor and Tenant shall pay to Landlord on demand any deficiency that may arise by reason of such reletting.

               (c) Enter upon the Leased Premises, by self help if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease Agreement and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease Agreement, and Landlord shall not be liable for any damages resulting to Tenant from such action.

               (d) Alter locks and other security devised on the Leased Premises with or without having terminated this lease agreement.

          21.2 No re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on part of Landlord to termi-nate this Lease Agreement, unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting or reentry to taking possession, Landlord may at any time thereafter elect to terminate this Lease Agreement for a previous default.

          21.3 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

          21.4 The loss or damage that Landlord may suffer by reason of termination of this Lease Agreement or the deficiency from any reletting as provided for above shall include all leasing commissions and fees, expenses of repossession, and any repairs or remodeling undertaken by Landlord following repossession. Should Landlord at any time terminate this Lease Agreement for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages (including reasonable attorney's fees) Landlord may incur by reason of such default, including costs of recovering the Leased Premises and the value at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease agreement for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the term, all of which amounts shall be immediately payable by Tenant to Landlord.

          21.5 No act or thing done by Landlord or Landlord's agents during the term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless the same is made in writing and subscribed by Landlord.

          21.6 If Landlord repossesses the Leased Premises following an event of default, Landlord shall not have any obligation to relet or attempt to relet the Leased Premises or any portion thereof, and in the event of any reletting, Landlord may relet all or any portion thereof to any tenant(s) for any period(s), upon any terms, for any rental, and for any use or purpose.

          21.7 In no event shall Tenant be entitled to any excess of any rent obtained by Landlord's reletting the Leased Premises or any part thereof for an amount over and above the rental herein reserved.

ARTICLE 22.  RIGHTS AND REMEDIES CUMULATIVE

          The rights and remedies provided by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive the right of a party to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.


ARTICLE 23.  MORTGAGES

          Tenant accepts this lease agreement and the Leased Premises in their entirety subject to any deeds of trust, security interests, or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein or on the Leased Premises and to zoning ordinances and other building or fire ordinances and governmental regulations relating to the use of the property. Tenant shall at any time hereafter, on demand, execute any estoppel letters or certificates, instruments, releases, or other documents that may be required by Landlord or by any purchases or by any prospective purchases of the Building or by any mortgagee for the purpose of confirming the status of this lease agreement or for subjecting and subordinating this lease agreement to the lien of any such deed of trust, security interest, or mortgage. With respect to any deed of trust, security interest, or mortgage hereinafter constituting a lien on the Building, improvements therein, or the Leased Premises. Landlord at Landlord's sole option shall have the right to waive the applicability of this article so that this lease agreement will not be subject and subordinate to any such deed of trust, security interest, or mortgage.

ARTICLE 24.  HOLDING OVER

          Should Tenant or any of Tenant's successors in interest hold over the Leased Premises, or any part thereof, after the expiration of the term of this lease agreement, unless otherwise agreed in writing, such holding over shall constitute and construed as tenancy from month to month only, at a rental equal to 150% of the rent (base and cumulative escalation) payable for the last month of the term of this lease agreement. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. Tenant is required to notify Landlord thirty (30) days in advance should Tenant desire to hold over.

ARTICLE 25.  NOTICES AND ADDRESSES

          25.1 Any notice, demand, election or other communication which any party hereto shall desire or be required to give pursuant to the provision of this lease agreement shall be sent (unless otherwise expressly indicated elsewhere in this lease agreement) by registered or certified mail, return complete when said receipt is signed and dated by addressee, said notice being delivered to the addresses set forth in Article 1 or to any other place designated in writing with notice given in like manner by either party or by the successors or transferees of such party.

          25.2 The time period in which a response to any such notice, demand, or request must be given shall commence to run from the date received by the addressee or on the third calendar day following its mailing. Actual notice, in lieu of the foregoing provisions, may be given by hand delivery to the addressee. Notice also may be given to Tenant by delivering a copy thereof to the Leased Premises and such notice shall be effective on the day of such delivery.

ARTICLE 26.  PARTIES BOUND

          This lease agreement shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.

ARTICLE 27.  TEXAS LAW TO APPLY

          This lease agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are to be performed in Harris County, Texas.

ARTICLE 28.  PRIOR AGREEMENTS SUPERSEDED

          This lease agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter.

ARTICLE 29.  LEGAL CONSTRUCTION

          In case any one or more of the provisions contained in this lease agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof and this lease agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

ARTICLE 30.  SHORT FORM LEASE AGREEMENT

          Upon request by Landlord, Tenant shall execute a short form lease agreement in recordable form setting forth the essential elements of this Standard Texas Office Building lease agreement including, but not limited to, the names of the parties, the term of the lease agreement, and the description of the Leased Premises.

ARTICLE 31.  GENDER

          Words of any gender used in this lease agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

ARTICLE 32.  FORCE MAJEURE

          Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this lease agreement so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor short- ages, restrictions by any government authority, riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

ARTICLE 33.  JOINT AND SEVERAL LIABILITY

          If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

ARTICLE 34.  ATTORNEY'S FEES

          In the event a party breaches any of the terms of this lease agreement the defaulting party shall pay the reasonable attorney's fees incurred by the prevailing party.

ARTICLE 35.  TIME OF THE ESSENCE

          Time is of the essence in this lease agreement.

ARTICLE 36.  AMENDMENT

          No amendment, modification, or alteration of the terms hereof shall be binding upon a party unless it shall be in writing, dated subse- quent to the date hereof, and executed by such party.

ARTICLE 37.  ADDITIONAL PROVISIONS

          The additional provisions contained on the attached Exhibit F, and signed or initialed by Landlord and Tenant, are incorporated in this lease agreement for all purposes.

ARTICLE 38.  CONSEQUENTIAL DAMAGES

          Under no circumstances whatsoever shall either party ever be liable for consequential or special damages.

ARTICLE 39.  LIMITATION OF LANDLORD'S PERSONAL LIABILITY

          All covenants of Landlord shall be binding upon Landlord and Landlord's successors and assigns only with respect to breaches occurring their respective ownership of Landlord`s interest in the Building and the property on which it is located. Notwithstanding any provisions hereof to the contrary, Tenant and each and every successor and permitted assignee and sublessee of Tenant shall look solely to Landlord's interest in the Building and the property on which it is located for the recovery or satisfaction of any judgment against Landlord and Landlord's successors and assigns. No judgment, order or execution entered in any suit, action or proceeding shall be taken against Landlord or any other person holding by, through or under Landlord for the purpose of obtaining any satisfaction or payment of any claims arising hereunder from other than such person's interest in the Building and the property on which it is located. The provisions of this Article are not intended to limit any right that Tenant may have (a) with respect to injunctive relief, (b) or to institute actions not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Building and the property on which it is located, or (c) any suit or action involving only intentional torts of Landlord.

ARTICLE 40.  TENANT ESTOPPEL LETTER

          Prior to entering into possession of the Leased Premises and occupying any portion thereof and, after entering into such possession, within five (5) days following one or more requests of Landlord, Tenant shall sign, acknowledge and deliver to Landlord an estoppel certificate certifying that this lease agreement is unmodified and is in full force and effect (or if modified, is in full force and effect as so modified), that offsets thereto known to Tenant (if such is the case), the date to which rent has been paid, and such additional facts concerning this lease agreement as Landlord may reasonably request. The form and substance of the certificate currently used by Landlord is attached hereto as Exhibit G.

ARTICLE 41.  DELETED

ARTICLE 42.  PEACEFUL ENJOYMENT

          Subject to the other provisions hereof and provided that Tenant shall pay timely all sums due hereunder and shall perform fully and timely all of the covenants and obligations herein imposed upon and undertaken by Tenant, Tenant shall and may peacefully have, hold and enjoy the Leased Premises during the term hereof. Upon the termination of this lease, however it may occur, Tenant shall peaceably and quietly yield up and surrender to Landlord the possession of the Leased Premises without disturbance or molestation thereof, and upon Lessor's request, shall execute and deliver an instrument in recordable form evidencing the termination hereof.

ARTICLE 43.  EXECUTION

          The parties having agreed as above, this lease agreement is dated for reference on 18th April, 1996.

                                   LANDLORD:
                                   ONE CYPRESSWOOD BUILDING


                                   BY: /s/ Dan E. Hand
                                      -------------------------------




                                   TENANT:
                                   STB Systems, Inc.
                                   A Texas Corporation

                                   BY: /s/ Bryan F. Keyes
                                      -------------------------------
                                           Bryan F. Keyes, Treasurer

                                    EXHIBIT A


Proposed Chase Wood Crossing
2.0755 Acres
(90,408 Square Feet)
James Winn Survey, A-833
Harris County, Texas


                                 METES & BOUNDS

A parcel of land containing 2.0755 Acres (90,408 Square Feet) lying in the James Winn Survey, A-833, Harris County, Texas, and more particularly being out of that certain tract described as 29.3024 acres in instrument of record at Clerk's File No. J 197474, Film Code No. 062-88-1410, Official Public Records of Real Property, Harris County, Texas, said 2.0755 acres (90,408 Square Feet) being more particularly described by metes and bounds as follows:

COMMENCING for reference at a point making the intersection of the easterly right-of-way line of F.M. 149 (180' R.O.W.) and the most southerly northerly line of said 29.3024 acres;

THENCE N 88 DEG. 23' 35" E, 763.37 feet along said most southerly northerly line to the POINT OF BEGINNING of the tract herein described;

THENCE N 88 DEG. 23' 35" E, 290.05 feet to a point for corner;

THENCE S 02 DEG. 39' 21" E, 264.24 feet to a point in a curve on the northerly right-of-way line of Cypresswood Drive (100 feet wide);

THENCE 218.22 feet along said right-of-way line of said Cypresswood Drive following the arc of a curve to the right, having a radius of 1,950.00 feet and subtending a central angle of 06 DEG. 24' 42" to the point of tangency of said curve (chord S 65 DEG. 48' 32" W, 218.10 feet);

THENCE S 69 DEG. 00' 53" W, 41.67 feet along said right-of-way line of said Cypresswood Drive to a point for corner;

THENCE N 20 DEG. 59' 07" W, 151.24 feet to a point for corner;

THENCE N 02 DEG. 39' 21" W, 219.14 feet to the POINT OF BEGINNING and continuing 2.0755 acres (90,408 Square Feet) of land.

                                   JOHN J. PEPE, CONSULTING ENGINEERS, INC.

                                                 [SEAL]

                                        /s/ SALIM A. JOUBRAN
                                   ----------------------------------------
                                   Salim A. Joubran
                                   Texas Registration No. 3334